UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2012

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

As previously reported on August 13, 2012, Google Inc. (Google) expects to incur certain charges in connection with planned restructuring actions at its wholly-owned subsidiary Motorola Mobility (Motorola). Motorola has continued to refine its planned restructuring actions and now expects to broaden those actions to include additional geographic regions outside of the U.S. Based on current information, Google expects to incur (1) severance-related charges of approximately $300 million, which will be recognized in the third quarter of 2012 and of which approximately $250 million is expected to be paid in cash, and (2) other charges related to facility and market exits, primarily in cash, of approximately $90 million in 2012 and 2013, of which approximately $40 million is expected to be recognized in the third quarter of 2012. Motorola continues to evaluate its plans and further restructuring actions may occur, which may cause Google to incur additional restructuring charges, some of which may be significant.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements about our plans for our Motorola business. These statements involve risks and uncertainties, and actual results may differ materially from our expectations. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, whether we will be able to refocus Motorola’s product portfolio and complete the consolidation of Motorola’s facilities as and when planned, whether the expected timing and amount of the costs associated with these and other actions will meet or exceed our forecasts, whether taking these and other actions to improve the profitability of our Motorola business will meet or exceed our expectations and whether our plans for new product introductions will be successful. Other risks and uncertainties that can affect our performance are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are on file with the SEC and are available on our investor relations website at investor.google.com and on the SEC website at www.sec.gov. All information provided in this Current Report on Form 8-K is as of October 4, 2012, and we undertake no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: October 4, 2012	/s/ Patrick Pichette
Patrick Pichette
Senior Vice President and Chief Financial Officer